U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) August 8, 2006
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                                GREATBATCH, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                      1-16137               16-1531026
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer
         incorporation)                                      Identification No.)



    9645 Wehrle Drive, Clarence, New York                          14031
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   (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (716) 759-5600
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                                    Not Applicable
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            (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240 14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.    Entry into a Material Definitive Agreement
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              On August 8, 2006, Greatbatch entered into an employment agreement with Thomas J. Hook under which Mr. Hook will be employed as Greatbatch's President and Chief Executive Officer. Mr. Hook had been employed as Greatbatch's President since July 2005. Prior to that time, beginning with his hiring in September 2004, he served as Executive Vice President and Chief Operating Officer. Prior to his employment with Greatbatch, Mr. Hook was employed by CTI Molecular Imaging beginning in 2002 where he had served most recently as President, CTI Solutions Group. From March 2000 to
              July 2002, Mr. Hook was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and earlier, Duracell, Inc.

              Under Mr. Hook's employment agreement, he will receive an annual salary of $425,000 and is eligible to receive cash-based and stock-based incentive awards under the terms of Greatbatch's incentive award programs and equity plans for executives in effect from time to time. Under the employment agreement, Mr. Hook's employment continues until December 31, 2009 and thereafter until he or Greatbatch gives at least twelve months' notice of termination or until Mr. Hook's death, disability or termination for cause, good reason or without good reason. Upon termination of Mr. Hook's employment, by Mr. Hook for good reason or by Greatbatch for any reason other than cause, Mr. Hook will receive a lump sum payment in an amount equal to his then current annual base salary, a bonus and automatic vesting of all stock options, restricted stock and other incentive and equity-based awards previously granted to Mr. Hook, regardless of the satisfaction of any performance criteria. Upon the death or permanent disability of Mr. Hook, Greatbatch will continue to pay his then current base salary for the longer of the initial term of the agreement or one year from the date of death or that the determination of permanent disability is made. All stock options, restricted stock and other incentive and equity-based awards previously granted to Mr. Hook will automatically vest regardless of the satisfaction of any performance criteria. Mr. Hook will be entitled to payments and benefits under the Change of Control Agreement between Mr. Hook and Greatbatch dated August 10, 2004, if his employment is terminated following or within six months prior to a change of control.

              Upon execution of the employment agreement, Mr. Hook was granted 50,000 restricted shares of Greatbatch's common stock and options to purchase 25,000 shares of Greatbatch's common stock, of which one-quarter vest on December 31, 2008, an additional one-quarter vest on December 31, 2009, and the balance vest on December 31, 2010.

              The Company intends to file a copy of the agreement with its Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2006.

Item 5.02.    Departure of Directors or Principal Officers;
              Election of Directors; Appointment of Principal Officers.
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              (b) On August 8, 2006, Greatbatch announced that Edward F.
              Voboril, the Chief Executive Officer and Chairman of the Board of Directors of Greatbatch, will relinquish the role of Chief Executive Officer, effective August 8, 2006. Mr. Voboril will remain as the non-executive Chairman of the Board of Directors of Greatbatch.

              (c) On August 8, 2006, Thomas J. Hook was appointed President and Chief Executive Officer of Greatbatch. The disclosure set forth in the first paragraph of Item 1.01 is incorporated into this Item by reference.

              On August 8, 2006, Greatbatch issued a press release to announce the foregoing changes in management roles. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this report by reference.

Item 9.01.    Financial Statements and Exhibits.
              ---------------------------------

              (d)    Exhibits

                     99.1 Press release dated August 8, 2006.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  August 8, 2006                   GREATBATCH, INC.


                                                  By: /s/ Thomas J. Mazza
                                                      -----------------------
                                                      Senior Vice President and
                                                      Chief Financial Officer



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Exhibit
Number            Description
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99.1              Press Release of Greatbatch, Inc. dated August 8, 2006